CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement(Form S-8 No. 333-89531) pertaining to the Garden.com, Inc. Amended and Restated 1996 Stock Option/Stock Issuance Plan and in Registration Statement (Form S-8 No. 333-89519) pertaining to the Garden.com, Inc. 1999 Employee Stock Purchase Plan of the Company of our report dated July 28, 2000 (except for Note 10 as to which the date is September 28, 2000), with respect to the financial statements and schedules of the Company included in the Annual Report (Form 10-K) for the year ended June 30, 2000.


                                   /s/  Ernst  &  Young  LLP

                                   ERNST  &  YOUNG  LLP


Austin,  Texas
October  13,  2000